TERM LOAN AGREEMENT
between
NEDBANK LIMITED
ACTING THROUGH ITS
CAPITAL MARKETS DIVISION
and
HARMONY GOLD MINING
COMPANY LIMITED

TABLE OF CONTENTS
1. PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
1
2. DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
1
3. INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
4. CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
18
5. PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
19
6. LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
19
7. INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
20
8. REPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
9. PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
21
10. PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
23
11. BREAKAGE COSTS/GAINS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
23
12. ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
13. WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
14. FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
28
15. POSITIVE UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
29
16. NEGATIVE UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
31
17. FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
18. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
19. CONSEQUENCE OF POTENTIAL EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
41
20. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
41
21. TAX RECEIPTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
42
22. INCREASED COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

23. RENUNCIATION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
24. CERTIFICATE OF INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
44
25. SET-OFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
45
26. CESSION AND ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
45
27. INTEREST ON ARREAR AMOUNTS AND INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
28. FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
46
29. NOTICES AND DOMICILIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
48
30. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
49
31. JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
49
32. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
33. GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
50
34. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
51
SCHEDULE 1 : CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
52
SCHEDULE 2 : THE GUARANTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SCHEDULE 3: DISCLOSED ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SCHEDULE 4 : DISCLOSED INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
55

TERM LOAN AGREEMENT
1.
PARTIES
1.1 The Parties to this Agreement are:
1.1.1
NEDBANK LIMITED, acting through its CAPITAL MARKETS DIVISION; and
1.1.2
HARMONY GOLD MINING COMPANY LIMITED.
1.2 The Parties agree as set out below.
2.
DEFINITIONS AND INTERPRETATION
2.1 The headings to the clauses and schedules of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof nor modify nor amplify the terms of this Agreement nor any clause or schedule hereof.
2.2 Unless inconsistent with the context, the expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:
2.2.1 "Advance Condition Documents" the documents listed in Part 1 of Schedule 1 hereto;
2.2.2 "Advance Conditions" the conditions to the advance of the Loan Amount listed in Part 2 of Schedule 1 hereto;
2.2.3 "Advance Date" the later of:
(a) the date of Financial Close; and
(b) 8 May 2003;

2.2.4 "Agreement" this Term Loan Agreement read together with the
Schedules hereto;
2.2.5 "Applicable Margin" 1,5% (one comma five percent) per annum;
2.2.6 "ARM" African Rainbow Minerals Gold Limited (formerly
African Rainbow Minerals (Proprietary) Limited)
(Registration No. 1997/015869/06), a public
company duly incorporated in accordance with the
company laws of South Africa;
2.2.7 "Arrear Interest Rate" the greater of the Prime Rate plus 2% (two percent)
or the Repo Rate plus 2% (two percent);
2.2.8 "ASAC" Anglo South Africa Capital (Proprietary) Limited
(Registration No. 1999/002391/07), a private
company duly incorporated in accordance with the
company laws of South Africa;
2.2.9 "Auditors" the Borrower's auditors from time to time provided that the Borrower's auditors shall only, save with the
prior written consent of the Lender, be any one or
more of Deloitte & Touche, KPMG Inc.,
Ernst & Young or PricewaterhouseCoopers Inc.;
2.2.10 "Authorised Signatory" a person or persons duly authorised to bind the
Borrower in terms of this Agreement and in respect
of whom the Borrower shall have delivered to the
Lender certified specimens of such person's or
persons' signature(s) together with evidence
satisfactory to the Lender that such person is duly
authorised to bind the Borrower;

2.2.11 "Avmin" Anglovaal Mining Limited (Registration No.
1933/004580/06), a public company duly
incorporated in accordance with the company laws
of South Africa;
2.2.12 "Avmin Shares" 19 394 880 (nineteen million three hundred and ninety four thousand eight hundred and eighty)
ordinary shares in the issued share capital of Avmin
acquired by the Borrower and ARM in terms of the
Sale of Shares Agreement and onsold to Clidet;
2.2.13 "AVR" Africa Vanguard Resources (Proprietary) Limited
(Registration No. 2000/014503/07), a private
company duly incorporated in accordance with the
company laws of South Africa;
2.2.14 "Borrower" Harmony Gold Mining Company Limited
(Registration No. 1950/038232/06), a public
company duly incorporated in accordance with the
company laws of South Africa;
2.2.15 "Breakage Costs" all losses, claims, and other liabilities and all reasonable costs and expenses incurred by the
Lender as a result of the pre-payment of all or
any part of the Loan or the early termination or
breach by the Borrower of this Agreement
including, but not limited to, the costs incurred by
the Lender in unwinding any of the Finance
Documents or any funding thereof or any part
thereof, where the funding instrument selected
by the Lender has a maturity date which occurs
after the date of such early termination, and any
losses incurred by the Lender pursuant to the
premature termination, unwinding, closing out or

modification of any underlying hedging
instrument entered into by the Lender in order to
hedge its own risk in terms of this Agreement;
provided that such funding and hedging
instruments are entered into in the ordinary
course of banking practice;
2.2.16 "Breakage Gains" the net profits received by the Lender as a result of the pre-payment of all or any part of the Loan
or the early termination, or breach by the
Borrower, of this Agreement including, but not
limited to, the net profits earned by the Lender in
unwinding any of the Finance Documents or any
funding thereof or any part thereof where the
funding instrument selected by the Lender has a
maturity date which occurs after the date of such
early termination, and any net profits earned by
the Lender pursuant to the premature
termination, unwinding, closing out or
modification of any underlying hedging
instrument entered into by the Lender in order to
hedge its own risks in terms of this Agreement;
provided that such funding and hedging
instruments are entered into in the ordinary
course of banking practice;
2.2.17 "Business Day" any day other than a Saturday, Sunday or an official public holiday in South Africa;
2.2.18 "Clidet" Clidet No 454 (Proprietary) Limited (Registration
No. 2002/032163/07), a private company duly
incorporated in accordance with the company laws
of South Africa;

2.2.19 "Distribution" any payment by way of interest, principal, dividend, fee, royalty or other distribution or payment by or
on behalf of the Borrower to or for the account of
any Shareholder or any person that directly or
indirectly controls or is controlled by any
Shareholder;
2.2.20 "Encumbrance any mortgage, pledge, lien, assignment or cession conferring security, hypothecation, security
interest, preferential right or trust arrangement or
any other agreement or arrangement, the effect of
which is the creation of security;
2.2.21 "Event of Default" any one or more of the events or circumstances described as an event of default as set out in
clause 18 below;
2.2.22 "Environmental Claim" any claim or proceedings by any person pursuant to an Environmental Law;
2.2.23 "Environmental Law" any applicable law, regulation or directive in
South Africa which relates to the pollution or
protection of the environment or harm to or the
protection of human health or health of animals
or plants;
2.2.24 "Facility" the term loan facility granted by the Lender to the
Borrower in terms of this Agreement;
2.2.25 "Finance Documents" this Agreement and the Security Documents and any other agreement or document that may be
designated as a "Finance Document" by written
agreement between the Lender and the
Borrower;

2.2.26 "Financial Close" the date of the notice by the Lender referred to in clause 4.1 below,
2.2.27 "Financial Covenants" the financial covenants referred to in clause 17 below;
2.2.28 "GAAP" means:
(a) in the case of the Borrower, the Generally
Accepted Accounting Practice developed
by the South African Institute of Chartered
Accountants as approved by the
Accounting Practices Board in effect from
time to time in South Africa; or
(b) in the case of any foreign company, as the
case may be, International Accounting
Standards issued by the International
Accounting Standards Committee;
2.2.29 "Group" the Borrower and its subsidiaries from time to time;
2.2.30 "Guarantee" the joint and several guarantee to be prowled by the Guarantors in favour of the Lender for the
obligations of the Borrower hereunder;
2.2.31 "Guarantors" the companies listed in Schedule 2 hereto;
2.2.32 "Indebtedness" shall be widely construed so as to include any obligation (whether incurred as principal or surety)
for the payment or repayment of money, whether
present or future, actual or contingent;
2.2.33 "Interest Period" each period of 3 (three) months (or part thereof)
during the Term and if (a) an Interest Period

that would otherwise end on a day which is not a
Business Day, that Interest Period shall instead end
on the next Business Day in that calendar month (if
there is one) or the preceding Business Day (if there
is not), or (b) an Interest Period would otherwise
overrun the Final Repayment Date, it shall be
shortened so that it ends on that date;
2.2.34 "Interest Rate" a fixed interest rate for each Interest Period equal to
JIBAR plus the Applicable argin plus stamp duties
plus liquid and reserving costs all converted to a
nacq rate;
2.2.35 "JIBAR" in relation to the Loan, the rate per annum
determined by the Lender to be equal to either:
(a) the quarter-year (91-day) Johannesburg Inter-
Bank Agreed Rate as quoted by the South
African Futures Exchange and published on the
Quotation Date to fund an amount equal to the
Loan for the Interest Period at or about 11.00am
and which appears on the Reuters screen
SAFEY page; or
(b) if no such rate appears on such display or if no
such display is then available for such Interest
Period, the arithmetic mean (rounded upwards, if
not already such a multiple, to the nearest whole
multiple of 1/16th of 1% (one percent) of the mid-
market deposit rates for South African currency
deposits as quoted on the respective money
markets Reuters page

by the Reference Banks at or about 11.00
a.m. on the Quotation Date for such
Interest Period;
2.2.36 "Lender" Nedbank Limited, acting through its Capital
Markets Division (Registration No. 1951/000009/06)),
a public company and registered bank duly
incorporated in accordance with the company and
banking taws of South Africa;
2.2.37 "Loan" the aggregate principal amount for the time being outstanding hereunder;
2.2.38 "Loan Amount" R850 000 000 (Eight Hundred and Fifty Million
Rand);
2.2.39 "Material Adverse Change" a change in the circumstances existing as at the
Signature Date which in the reasonable opinion
of the Lender has or will have a material adverse
effect on:
(a) the business, operations, property or
financial condition of any of the Obligors or
the Group taken as a whole;
(b) the ability of any Obligor to perform its
obligations under any Finance Document to
which it is a party; or
(c) the validity or enforceability of any Finance
Document or the rights or remedies of the
Lender thereunder;

2.2.40 "Obligors" collectively, the Borrower and the Guarantors and "Obligor" shall, as the context require, be a
reference to any one of them;
2.2.41 "Original Financial Statements" the consolidated interim financial statements of the Group for its financial quarter ended 31
March 2003 in the form as provided to the
Shareholders;
2.2.42 "Parties" the Lender and the Borrower and "Party" shall, as the context requires, be a reference to either
one of them;
2.2.43 "Permitted Encumbrances" means:
(a) Encumbrances created over any asset or
property to secure Indebtedness incurred
for the purpose of financing the purchase,
development, improvement or construction
thereof;
(b) Encumbrances over or affecting any asset
acquired by an Obligor after the Signature
Date, where such Encumbrance already
existed over such asset as at the date of
acquisition and has not been increased in
contemplation of, or since the date of, the
acquisition of such asset by any such
Obligor;
(c) Encumbrances created by operation of law
and in the ordinary course of trading
provided that the same are discharged
within 90 (ninety) days of their creation or,
in the reasonable opinion of the Lender,
are being contested in good faith;

(d) any Encumbrance which is existing prior to
the Signature Date and which has been
disclosed (i) in Schedule 3 hereto, or (ii) In
the Original Financial Statements and in all
circumstances securing only Indebtedness
outstanding at the Signature Date if the
principal amount or original facility thereby
secured is not increased after the
Signature Date:
(e) any netting or set-off arrangement entered
into by the Borrower in the normal course of
its banking arrangements for the purpose of
netting debit and credit balances, and only
such arrangements that are in existence at
the Signature Date;
(f) any landlord hypothecs which in the
aggregate secure an amount of less than
R1 000 000 (One Million Rand); and
(g) any Encumbrance created in respect of
Indebtedness incurred to prepay the
Facility in accordance with the provisions
of clause 9 below;
2.2.44 "Permitted Indebtedness" means:
(a) any Indebtedness in respect of a Permitted
Encumbrance which will not once incurred
cause any of the Financial Covenants to
be breached; and
(b) any Indebtedness to other members of the
Group; and

(c) any Indebtedness incurred after the
Signature Date which will not once
incurred cause any of the Financial
Covenants to be breached;
(d) any Indebtedness which is existing prior to
the Signature Date and which has been (i)
disclosed in Schedule 4 hereto, or (ii) in
the Original Financial Statements;
(e) any Indebtedness incurred to prepay the
Facility in accordance with the provisions
of clause 9 below; and
(f) any Indebtedness incurred hereunder;
2.2.45 "Potential Event of Default any event which may become (with the passage of time, the giving of notice, the making of any
determination hereunder or any combination
thereof) an Event of Default;
2.2.46 "Prime Rate" the publicly quoted basic rate of interest (percent, per annum, compounded monthly in arrear and
calculated on a 365 day year (irrespective of
whether or not the year is a leap year)) from time
to time published by Nedbank Limited (or its
successor-in-title) as being its prime overdraft
rate as certified by any manager of such bank,
whose appointment and designation need not be
proved;
2.2.47 "Quotation Date" the date upon which the Interest Rate is to be determined for an Interest Period;

2.2.48 "Reference Banks" Absa Bank Limited, Investec Bank Limited and
the Lender or such other bank or banks as may
from time to time be agreed in writing between
the Borrower and the Lender;
2.2.49 "Repayment Date" the day which is 18 (eighteen) months after the
Signature Date, or the date upon which the Loan
becomes repayable by the Borrower pursuant to
the provisions of this Agreement;
2.2.50 "Repo Rate" on any particular day, the repurchase tender rate on that day quoted by the South African Reserve
Bank;
2.2.51 "Sale of Shares Agreement" the written agreement entered into between
ASAC, the Borrower and ARM (acting jointly and
severally) on 22 April 2003 in terms of which inter
alia ASAC sells and the Borrower and ARM,
purchases 34,5% (thirty four comma five percent)
of the issued ordinary shares in Avmin;
2.2.52 "Security Cession" a cession and pledge in security by Clidet in favour of the Lender of the Avmin Shares;
2.2.53 "Security Documents" the Guarantee and the Security Cession and any
other agreement or document that may be
designated as a "Security Document" by written
agreement between the Lender and the
Borrower;
2.2.54 "Shareholder" any member of the Borrower from time to time;
2.2.55 "Signature Date" the date of the signature of the Party last signing this Agreement in time;

2.2.56 "South Africa" the Republic of South Africa as constituted from time to time;
2.2.57 "Term" the period from the Advance Date to the earlier of the Repayment Date or any other date on
which the Loan and all amounts due by the
Borrower in terms of this Agreement have been
repaid in full by the Borrower;
2.2.58 "Tiso" TisoCapital (Proprietary) Limited (Registration
No. 1999/010875/07),a private company duly
incorporated in accordance with the company
laws of South Africa;
2.2.59 "VAT" value added tax including any similar tax which may be imposed in place thereof from time to
time.
2.3 Any reference in this Agreement to:
2.3.1 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;
2.3.2 "continuing", in the context of an Event of Default, means:
2.3.2.1 where the Event of Default or its consequences are incapable of remedy that Event of Default is deemed to be continuing unless it has been expressly waived in writing by the Lender and any conditions of such waiver have been fulfilled to the reasonable satisfaction of the Lender;
2.3.2.2 in any other case, that Event of Default is deemed to be continuing unless and until either:

2.3.2.2.1 it has been expressly waived in writing by the Lender and any conditions of such waiver have been fulfilled to the reasonable satisfaction of the Lender; or
2.3.2.2.2 it has been remedied within the applicable remedy period by any person and the resulting position is that which it would have been if such Event of Default had not occurred;
2.3.3 the "control" by one entity of another entity shall be construed so as to mean the power of the first such entity to direct the management and the policies of the second such entity, whether through the ownership of voting capital, by contract or by any other means;
2.3.4 a "holding company" shall be construed In accordance with the Companies Act,
No. 61 of 1973 (as amended);
2.3.5 "law" shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;
2.3.6 "month" means unless the context otherwise requires, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that, where any such period would otherwise end on a day which is not a Business Day it shall end on the immediately preceding Business Day; provided that if a period starts on the last Business Day of a calendar month or if there is no numerically corresponding days in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);
2.3.7 "nacq" means nominal annual compounded quarterly in arrears;
2.3.8 a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;
2.3.9 "repay" (or any derivative form thereof) snail. subject to any contrary indication, be construed to include "prepay" or, as the case may be, the corresponding derivate form thereof;
2.3.10 a "Schedule" or "Annexure" shall, subject to any contrary indication, be construed as a reference to a schedule or annexure hereof;
2.3.11 a "subsidiary" shall be construed in accordance with the Companies Act, No. 61 of 1973 (as amended);
2.3.12 "tax" shall be construed so as to include any tax, levy, impost or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or delay in paying any of the same).
2.4 Unless inconsistent with the context or save where the contrary is expressly indicated:
2.4.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;
2.4.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and Inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;
2.4.3 in the event that the day for payment of any amount due in terms of this
Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the previous Business Day;

2.4.4 in the event that the day for performance of any obligation to he performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;
2.4.5 any reference in this Agreement to an enactment is to that enactment as at the
Signature Date and as amended or re-enacted from time to time;
2.4.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;
2.4.7 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement;
2.4.8 references to day/s or year/s shall be construed as Gregorian calendar day/s or year/s;
2.4.9 a reference to a Party includes that Party's successors-in-title and permitted assigns;
2.4.10 a time of day shall be construed as a reference to Johannesburg time.
2.5 Unless inconsistent with the context, an expression which denotes:
2.5.1 any one gender includes the other genders;
2.5.2
a natural person includes an artificial person and vice versa; and
2.5.3 the singular includes the plural and vice versa.
2.6 The schedules or annexures to this Agreement form an integral part hereof and words and expulsions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules or annexures. To the extent that there is any conflict between the schedules or annexures to this Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.
2.7 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shad bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.
2.8 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.
2.9 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.
2.10 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permuted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, permitted assigns or liquidators, as the case may be.
2.11 The use of any expression in this Agreement covering a process available under South
African law such as winding-up (without limitation eiusdem generis) shall, if any of the
Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.
2.12 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.
INTRODUCTION
3.1 The Borrower wishes to raise finance from the Lender in an amount equal to the Loan
Amount to fund the acquisition by the Borrower of the Avmin Shares in terms of the
Sale of Shares Agreement.
3.2 The Lender is willing to lend the Loan Amount to the Borrower for the purposes set out in clause 3.1 upon the terms and conditions of this Agreement.
4.
CONDITIONS PRECEDENT
4.1 Save as provided for in clause 4.2 or as the Lender may otherwise agree in writing, the
Lender shall not be obliged to lend and advance the Loan Amount to the Borrower unless the Lender has confirmed to the Borrower in writing that:
4.1.1 it has received all of the Advance Condition Documents and that each such document is, in form and substance, satisfactory to the Lender; and
4.1.2 all of the Advance Conditions have been fulfilled to the satisfaction of, waived or deferred by the Lender.
4.2 The Lender may:
4.2.1 waive or defer any of the conditions referred to in this clause 4 and in such event the Lender may attach to such waiver or deferral such requirements and further or other conditions as the Lender (in its sole discretion) deems fit;
4.2.2 agree to lend the Loan Amount to the Borrower on terms (express or otherwise)
that any condition referred to in clause 4.1 may be converted to a term of this
Agreement and that the obligation thereunder be discharged after the date of the advance of the Loan Amount, and in such event the Borrower shall procure that such obligation is discharged within a period of 5 (five) Business Days after the
Advance Date (or such other period as the Lender may agree to in writing), and the Lender shall be entitled on written notice to the Borrower to treat any failure by the Borrower to procure the discharge of such obligation as an Event of
Default.

4.3 The Finance Documents shall terminate on the date upon which the Sale of Shares
Agreement terminates by virtue of non-fulfilment of any suspensive condition set out in that agreement. Such termination shall be without prejudice to the Borrower's obligations under clause 28 to pay any fees, expenses or taxes then due and payable as provided for therein and the provisions of clauses 29, 30, 31, 32, 33 and 34 shall remain in force for such purpose.
5.
PURPOSE
5.1 The Facility Is Intended to fund the acquisition by the Borrower of the Avmin Shares and accordingly the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes exclusively.
5.2 Without prejudice to the obligations of the Borrower under clause 5.1. the Lender shall not be obliged to concern itself with the application of amounts raised by the Borrower hereunder.
6.
LOAN
Subject to the provisions of clause 4, the Lender shall advance and loan the Loan Amount to the Borrower as follows:
6.1 an amount of R604 353 373,50 (Six Hundred and Four Million Three Hundred and Fifty
Three Thousand Three Hundred and Seventy Three Rand and Fifty cents) payable upon the transfer of the first tranche of the Avmin Shares to Clidet, on the Advance
Date, by paying such amount to the Central Securities Depository Participant of the
Borrower (Nedcor Securities (Proprietary) Limited - Nedbank Acc No 1909029270 by electronic transfer;
6.2 an amount of R239 323 928,25 (Two Hundred and Thirty Nine Million Three Hundred and
Twenty Three Thousand Nine Hundred and Twenty Eight Rand and Twenty Five
cents) payable upon the transfer of the second tranche of the Avmin Shares to Clidet, 4
(four) Business Days after the Advance Date, by paying such amount to the Central
Securities Depository Participant of the Borrower (Nedcor Securities (Proprietary)
Limited Nedbank Acc No 1909029270) by electronic transfer;

6.3 the balance of the Loan Amount, less the amount payable by (he Borrower to the
Lender in terms of clause 28.1 which will be set off against the Loan Amount and be deemed to have been advanced to the Burrower on the Advance Date. will be paid by the Lender to the Borrower on the Advance Dale.
7.
INTEREST
7.1 The Loan shall bear interest for each of its Interest Periods at the Interest Rate. The first Interest Period shall commence on the Advance Date.
7.2 Interest on the Loan during an Interest Period shall:
7.2.1 accrue at the Interest Rate on a day to day basis;
7.2.2 be calculated on the actual number of days elapsed and, for the purposes of calculation, based on a year of 365 (three hundred and sixty-five) days, irrespective of whether the year in question is a leap year;
7.2.3 be compounded quarterly in arrear at the end of each Interest Period and be paid, together with the Loan Amount, on the Repayment Date.
7.3 The Lender shall notify the Borrower of the applicable Interest Rate determined pursuant to the provisions of this Agreement promptly after ascertaining the same.
8.
REPAYMENT
8.1 The Borrower shall, subject to the provisions of clauses 9 and 18, repay the Loan, together with all accrued interest thereon, on the Repayment Date.
8.2 The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to re-borrow any amount repaid.

9.
PREPAYMENT
9.1 At any time prior to the Repayment Date, the Borrower may, by giving to the Lender not less than 15 (fifteen) Business Days' prior written notice to that effect, prepay alt or any part of the Loan; provided that no such prepayment shall be in an amount of less than
R25 000 000 (Twenty-five Million Rand) (or an integral multiple thereof) or the outstanding balance of the Loan, as well as all accrued interest and other fees and amounts payable by the Borrower hereunder, whichever is the lesser.
9.2 Any notice of prepayment pursuant to clause 9.1 shall:
9.2.1 be irrevocable;
9.2.2 specify a date upon which such prepayment is to be made;
9.2.3 specify the amount of the prepayment; and
9.2.4 oblige the Borrower to make such prepayment on such date.
9.3 The Borrower indemnifies and holds the Lender harmless against, and shall pay to the
Lender on demand an amount equal to all Breakage Costs which the Lender has actually sustained or incurred as a consequence of any prepayment pursuant to this clause 9.
9.4 The Lender shall pay to the Borrower on demand an amount equal to all Breakage
Gains which the Lender has actually realised as a consequence of any prepayment pursuant to this clause 9.
9.5 Notwithstanding anything to the contrary contained herein, the Borrower shall be obliged to make the following prepayments of the Loan, namely:
9.5.1 if, subsequent to the implementation of the proposed merger between the
Borrower and ARM, the Lender is of the opinion that its debt exposure to the merged entity is excessive, the Lender shall be entitled after consultation with the
Borrower and on not less than 15 (Fifteen) Business Days prior written notice, to call for the prepayment of the Loan in such an amount as would reduce the debt obligations of such merged entity to the Lender to a level acceptable to the
Lender;
9.5.2 as a condition precedent to the advancing of a term loan of R250 000 000 (Two
Hundred and Fifty Million Rand) by the Lender in favour of Tiso for the acquisition by Tiso of a 25% (twenty five percent) participation Interest in the Nkomati Joint
Venture and for which loan the Borrower is to provide commercial support to the
Lender, the Borrower shall be obliged to make a prepayment of the Loan which equals the aforesaid term loan amount; and
9.5.3 as a condition precedent to the advancing of an amount of R30 000 000 (Thirty
Million Rand) by the Lender in favour of AVR as an equity bridging loan and for which loan the Borrower is to provide commercial support to the Lender, the
Borrower shall be obliged to make a prepayment of the Loan in an amount of
R32 000 000 (Thirty Two Million Rand);
9.5.4 if the Borrower fails to procure the pledge of the Avmin Shares by Clidet as required in terms of clause 15.1.2 within the period specified in that clause, then the Borrower hereby authorises the Lender upon such event to convert the full
United States Dollar credit balance in the deposit account referred to in clause
15.1.1 into Rands and to use such Rand amount as a partial prepayment of the
Loan. In such event the Parties agree to negotiate in good faith as to the terms of repayment of the balance of the Loan and all accrued interest and other amount due by the Borrower under this Agreement, and failing agreement between them within 20 (twenty) Business Days after the aforesaid partial prepayment, it is agreed that the Loan shall become a demand facility, repayable in full upon written demand from the Lender,
provided that if any of the events contemplated in clauses 9.5.1 to 9.5.3 occur, the
Borrower shall not be liable for any Breakage Costs nor shall it be entitled to any
Breakage Gains.

10.
PAYMENTS
10.1 All payments to be made by the Borrower to the Lender in terms of this Agreement shall be:
10.1.1 made at or before 12h00 on the due date for payment in immediately available funds free of set off, taxes, exchange, costs, charges, exchange rate variations, expenses or any other deductions to the Lender's bank account in South Africa as notified by the Lender to the Borrower in writing;
10.1.2 in the event of any payment not being made in full on its due date. appropriated in the first instance to the payment of any costs, charges or expenses, thereafter to accrued interest, and thereafter in reduction of the principal amount of the
Loan.
10.2 The Borrower shall not have the right to defer, adjust or withhold any payment due to the Lender in terms of or arising out of this Agreement or to obtain deferment of judgement for such amount or any execution of such judgement by reason of any set-
off or counterclaim due to any other contractual or delictual claims or causes of whatsoever nature or howsoever arising.
10.3 If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law. exchange control regulations or any similar event) for the Borrower to make any payments hereunder in the manner specified in this clause 10, then the Borrower may agree with the Lender alternative arrangements for such payment to be made; provided that, in the absence of any such agreement, the Borrower shall be obliged to make all payments due to the Lender in the manner specified herein.
11.
BREAKAGE COSTS/GAINS
11.1 If the Lender (or any person on its behalf) receives or recovers all or any part of the
Loan otherwise than on the last day of an Interest Period:

11.1.1 the Borrower indemnifies and holds the Lender harmless and shall pay to the
Lender on demand an amount equal to all Breakage Costs which the Lender sustains as a consequence of such receipt or recovery on a day other than the last day of an Interest Period; or
11.1.2 the Lender shall pay to the Borrower on demand an amount equal to all
Breakage Gains which the Lender has actually realised as a consequence of such receipt or recovery on a day other than the last day of an Interest Period.
11.2 A certificate signed by any director or manager of the Lender (whose appointment need not be proved) as to the amount of any Breakage Costs or Breakage Gains, as the case may be, shall be prima facie proof of the amount thereof.
12. ILLEGALITY
If, at any time, it is unlawful for the Lender to make, fund or allow to remain outstanding all or any part of the Loan, then the Lender shall, promptly after becoming aware of the same, deliver to the Borrower a certificate to that effect and if the Lender so requires, the Borrower shall on such date as the Lender shall have specified, having given at least 10 (ten) Business
Days' written notice to that effect, repay the Loan together with accrued interest thereon and all other amounts owing to the Lender hereunder and any repayment so made shall reduce rateably the remaining obligations of the Borrower under clause 8.
13.
WARRANTIES AND REPRESENTATIONS
13.1 From the Signature Date, the Borrower hereby represents and warrants to the Lender on a continuing basis that:
13.1.1 each Obligor is a company duly organised under the laws of South Africa with power to enter into the Finance Documents to which it is a party and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of the Finance Documents to which it is a party and the performance of its obligations hereunder has been duly taken;

13.1.2 under the laws of South Africa In force at the Signature Date, no Obligor will be required to make any deduction or withholding from any payment it may make under any Finance Document to which it is a party;
13.1.3 under (he laws of South Africa in force at the Signature Date, the claims of the
Lender against each Obligor under the Finance Documents to which it is a party will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency.
liquidation or other similar laws of general application;
13.1.4 in any proceedings taken against any Obligor in South Africa in relation to the
Finance Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;
13.1.5 all acts, conditions and things required to be done. fulfilled and performed in order to:
13.1.5.1 enable each Obligor lawfully to enter into. exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents to which it Is a party;
13.1.5.2 ensure that the obligations expressed to be assumed by each Obligor in the Finance Documents to which it is a party are legal, valid and binding; and
13.1.5.3 make the Finance Documents to which each Obligor is a party admissible in evidence in South Africa,
have been done. fulfilled and performed;
13.1.6 under the laws of South Africa in force at the Signature Date, it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in South Africa or that any registration or similar tax be paid on or in relation to any Finance Document;

13.1.7 the obligations expressed to be assumed by each Obligor in the Finance
Documents to which it is a party are legal and valid obligations binding on it in accordance with the terms hereof:
13.1.8 no Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower's knowledge and belief) threatened against it for its winding-up (whether provisional or final).
dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;
13.1.9 no Obligor is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might result in a Material Adverse Change;
13.1.10 no action or administrative proceeding of or before any court or agency which might result in a Material Adverse Change has been started or threatened against any Obligor;
13.1.11 the Original Financial State-men Is were prepared in accordance with GAAP and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Group at the date as of which they were prepared and the result of the Group's operations during the quarter then ended;
13.1.12 since publication of the Original Financial Statements, there has been no Material
Adverse Change in the business or financial condition of the Borrower or the
Group taken as a whole;
13.1.13 as at the date as of which the Original Financial Statements were prepared, the
Group had no liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against, save for the Borrower's obligations in terms of the Sale of Shares Agreement or in respect of the acquisition of Abelle Limited.
for an amount of R710 000 000 (Seven Hundred and Ten Million Rand:

13.1.14 all of the Information supplied by the Borrower to the Lender in connection herewith is true. complete and accurate in all material respects and it Is not aware of any material facts or circumstances that have not been disclosed to the
Lender and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrower;
13.1.15 save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future assets or revenues of any Obligor;
13.1.16 the execution of the Finance Documents to which it is a party and its exercise of its rights and performance of its obligations thereunder will not result in the existence of nor oblige any Obligor to create any Encumbrance over all or any of its present or future revenues or assets;
13.1.17 the execution of the Finance Documents to which any Obligor is a party and Its exercise of its rights and performance of its obligations thereunder do not and will not:
13.1.17.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;
13.1.17.2 conflict with its constitutive documents and rules and regulations; or
13.1.17.3 conflict with any applicable law, regulation or official or judicial order;
13.1.18 the execution of the Finance Documents to which any Obligor is a party constitutes, and its exercise of its rights and performance of Its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes;
13.1.19 no Event of Default or Potential Event of Default has occurred; and
13.1.20 all tax returns and reports required by law to be filed by each Obligor have been duly filed and all tax assessments, fees, levies, duties and other governmental or official charges upon it, or its properties or its income or assets, which are due and payable, have been paid except as may be presently payable without penalty or Interest or as may be the subject of a bona fide dispute and for which prudent reserves have been made.
13.2 Each of the warranties given by the Borrower in terms of clause 13.1 shall:
13.2.1 prima facie be deemed to be a representation or fact inducing the Lender in terms of this Agreement;
13.2.2 be presumed to be material unless the contrary is proved;
13.2.3 insofar as any of the warranties Is promissory or relates to a future event, be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and
13.2.4 be a separate warranty and In no way be limited or restricted by reference to or inference from the terms of any other warranty.
13.3 The Lender is entering into this Agreement relying upon the warranties given by the
Borrower in clause 13.1.
14.
FINANCIAL INFORMATION
14.1 The Borrower shall:
14.1.1 as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each of its financial years during the Term, deliver to the Lender the consolidated audited annual financial statements of the
Group and the audited annual financial statements of each Guarantor for such financial year;
14.1.2 as soon as the same became available, but in any even! within 90 (ninety) days after the end of each half year of each its financial years during the Term, deliver to the Lender the consolidated financial statements of the Group (in the form as provided to the Borrower's shareholders) and the financial statements of each
Guarantor for such period;
14.1.3 from time to time on the written request of the Lender, furnish the Lender with such information about the business and financial condition of the Group as the
Lender may reasonably require.
14.2 The Borrower shall ensure that:
14.2.1 each set of financial statements delivered by it pursuant to clause 14.1 is prepared on the same basis as was used in the preparation of the Original
Financial Statements and in accordance with GAAP;
14.2.2 each set of financial statements delivered by It pursuant to this clause 14 is certified by a duly authorised officer of the Borrower as giving a true and fair view of the financial condition of the Borrower as at the end of the period to which those financial statements relate and of the result of its operations during such period; and
14.2.3 each set of financial statements delivered by it pursuant to clause 14.1.1 has been audited by the Auditors.
15.
POSITIVE UNDERTAKINGS
15.1 The Borrower hereby agrees and undertakes:
15.1.1 to transfer an amount of US$79 000 000 (Seventy Nine Million United States
Dollars) to an existing appropriate Drilled States Dollar deposit account with the
Lender on or before the Advance Date and. for the period contemplated in clause
15.1.2 below. So transfer, upon notice in writing from the Lender, such additional
United States Dollar amounts to the aforesaid account as would ensure that the credit balance of such account, converted at the Lender's Rand/United States
Dollar exchange rate. shall at all times during such period at least equal the weekly weighted average traded price of the Avmin Shares during that period; and

15.1.2 to procure that Clidet pledges the Avmin Shares in favour of the Lender in terms of the Security Cession by no later than 20 (twenty) Business Days after the
Advance Date (or such longer period as the Lender may agree to in writing), subject to such terms and conditions as the Lender may reasonably require, as security for the repayment obligations of the Borrower in terms of this Agreement.
Upon the execution of the Security Cession, the Borrower shall be released from its undertaking pursuant to clause 15.1.1 above and shall thereupon be entitled to withdraw funds from the deposit account mentioned in that clause.
15.2 The Borrower hereby further agrees and undertakes that, until the Loan, together with all interest (including arrear interest), costs, expenses and/or charges thereon, has been repaid in full. the Borrower shall and shall procure that each Guarantor shall:
15.2.1 obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of South Africa to enable it lawfully to enter into and perform its obligations under the Finance Documents to which it is a party or to ensure the legality, validity. enforceability or admissibility In evidence in South
Africa of the Finance Documents to which it is a party;
15.2.2 procure and maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower whose practice is not to self insure;
15.2.3 notify the Lender of the occurrence of any event which results in or may reasonably be expected to result In any of the representations and warranties contained in clause 13 being untrue;
15.2.4 promptly inform the Lender in writing of the occurrence of which it becomes aware which may result in a Material Adverse Change or of any Event of Default
or Potential Event of Default forthwith upon becoming aware thereof and from time to time. if so requested by the Lender in writing, confirm to the Lender in writing that, save as previously notified to the Lender or as notified in such confirmation, no such Event of Default or Potential Event of Default has occurred and/or is continuing; and
15.2.5 ensure that at all times the claims of the Lender against it under the Finance
Documents to which it is a party rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application;
15.2.6 comply in all material respects with all Environmental Law if non-compliance might reasonably be expected to result in a Material Adverse Change;
15.2.7 inform the Lender in writing forthwith upon becoming aware of the same if any
Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any Obligor in any case where such claim would be reasonably likely, if determined against it, to result in a Material
Adverse Change or of any facts or circumstances which will or are likely to result in any Environmental Claim being commenced or threatened against any Obligor in any case where such claim would be reasonably likely, if determined against it, to result in a Material Adverse Change;
15.2.8 at any time after the occurrence of an Event of Default or a Potential Event of
Default and for so long as it is continuing, upon the written request of the Lender with reasonable prior notice, permit representatives of the Lender during normal office hours, to visit and inspect any of the premises where its business is conducted, to have access to (and copies of) accounts and records and shall afford reasonable co-operation at all times to the Lender and such representatives.
16.
NEGATIVE UNDERTAKINGS
16.1 The Borrower hereby agrees and undertakes that. until the Loan. together with all interest (including arrear interest), costs, expenses and/or charges thereon, has been repaid in full the Borrower shall not. and shall procure that no Guarantor shall, without the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed):

16.1.1 save for Permitted Encumbrances, create any Encumbrance over all or any of its present or future revenues or assets;
16.1.2 make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person (collectively, "Credit")
other than:
16.1.2.1 credit of not more than R20 000 000 (Twenty Million Rand) in aggregate during the Term; and
16.1.2.2 credit existing at the Signature Dale and disclosed in the Original Financial
Statements;
16.1.2.3 any guarantee or indemnity given in respect of Permitted Indebtedness:
16.1.2.4 any guarantee or indemnify given in respect of the Indebtedness of any subsidiary of the Borrower;
16.1.3 (disregarding sale of stocks, transfers or disposal in the ordinary course of its business) sell. lease, transfer or otherwise dispose of, (each a "Disposal") by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets (other than its shareholding in or claims on loan account against Clidet. which may not be sold at all without the Lender's consent) the book value of which is 25% (twenty-five percent) or more of the book value of the total consolidated assets of the Group, without the prior written consent of the Lender unless the proceeds of such Disposal are to be utilised to prepay the whole or any part of the Facility in accordance with the provisions of clause 9;
16.1.4 save for Permitted Indebtedness, incur any Indebtedness:
16.1.5 make or pay a Distribution:
16.1.5.1 if any Event of Default or Potential Event of Default has occurred and is continuing at the time of the proposed Distribution; or
16.1.5.2 if the Financial Covenants will, after having regard to the proposed
Distribution, be breached.
16.2 Until the execution of the Security Cession, the Borrower agrees and undertakes to procure that Clidet does not:
16.2.1 create any Encumbrance over all or any of the Avmin Shares:
16.2.2 sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any number of the Avmin
Shares;
16.2.3 incur any Indebtedness (including any obligation (whether incurred as principal or surely) for the payment or repayment of money, whether present or future, actual or contingent)) other than to ARM and the Borrower in respect of their obligations under the Sate of Shares Agreement,
without the prior written consent of the Lender.

17.
FINANCIAL COVENANTS
17.1 The Borrower shall ensure that the consolidated financial condition of the Group, as evidenced by the Group's then most recent audited annual or unaudited semi-annual consolidated financial statements (adjusted, as the Lender may, acting reasonably. consider appropriate, to take account of any changes in circumstances which occur after the date as of which such consolidated financial statements were prepared) shall be such that:
17.1.1 Consolidated Net Worth shall not be less than R4 600 000 000 (Four Billion Six
Hundred Million Rand);
17.1.2 the Total Debt to EBITDA Ratio shall not exceed 1,5 (one comma five); and
17.1.3 the EBITDA to Total Debt Service Ratio shall not be less than 3,5 (three comma five).
17.2 In this clause 17:
17.2.1
"Borrowed Money" means of any person, without duplication:
17.2.1.1 all Indebtedness of such person for borrowed money;
17.2.1.2 all Indebtedness of such person under acceptance or documentary credit facilities;
17.2.1.3 all Indebtedness of such person in respect of receivables sold or discounted (otherwise than on a non-recourse basis);
17.2.1.4 all Indebtedness of such person evidenced by bonds, debentures, notes or other similar instruments;
17.2.1.5 all Indebtedness of such person to pay the deferred purchase price of property or services if deferred for more than 60 (sixty) days or where such deferred amount is primarily designed to raise finance, except, in any case. trade accounts payable arising in the ordinary course of business;
17.2.1.6 all Indebtedness of such person under any arrangements (Including hire purchase and conditional sale agreements) treated as finance leases under GAAP;
17.2.1.7 all Indebtedness of such person in connection with any Derivatives Transaction and so that the amount of such Indebtedness shall be calculated on a marked-to-market basis;
17.2.1.8 all Indebtedness of such person under any repurchase agreement, put options, call options or other transactions of any kind (whether or not recognised as borrowing under GAAP) which have the commercial effect of a borrowing or obtaining of credit;
17.2.1.9 all obligations of such person under redeemable preference shares or equivalent equity; and
17.2.1.10 all Indebtedness of others failing within clauses 17.2.1.1 to 17.2.1.9 above which is guaranteed by such person;
17.2.2
"Consolidated Net Worth" means at any time in respect of the Group, the aggregate at such time of:
17.2.2.1 the amount paid up on issued share capital of the Borrower;
17.2.2.2 the amount credited to the share premium account of the Borrower; and
17.2.2.3 the amount standing to the credit (or less the amount standing to the debit) on the consolidated capital and revenue reserves of the Group and excluding any capital reserves arising from the writing up of the book value of assets or the creation of goodwill;
17.2.3
"Derivatives Transaction" means a contract, agreement or transaction which is a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap. currency option or any other similar transaction and/or any combination of such transaction, in each case. whether on-exchange or otherwise;
17.2.4
"EBITDA" means, in respect of any person, and any period, the consolidated operating profit before income tax for such period:
17.2.4.1 (to the extent not already excluded) before interest received or receivable and interest paid of payable;
17.2.4.2 (to the extent not already excluded) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);
17.2.4.3 (to the extent not already excluded) before deducting any extraordinary costs and before including extraordinary income;
17.2.4.4 adding back depreciation and amortisation to the extent already deducted;
and
17.2.4.5 plus dividends received in cash from companies consolidated by the equity method to the extent not already taken into account;
17.2.5
"EBITDA to Total Debt Service Ratio" means, in respect of each Ratio Test Period, the ratio of EBITDA for that period to Total Debt Service for that period;
17.2.6
"Ratio Test Period" means each period of 12 (twelve) months ending on (a) the last day of the Borrower's financial year. (b) the last day of the first quarter of the Borrower's financial year,
(c) the last day of the second quarter of the Borrower's financial year, and (d) the last day of the third quarter of the Borrower's financial year;
17.2.7
"Total Capital Repayments" means, in respect of any period, the aggregate during such period (without duplication and whether or not paid or payable within such period) of, in respect of the Group on a consolidated basis, all principal or capital obligations in respect of Borrowed
Money;
17.2.8
"Total Debt" means at any time the aggregate amount of the Borrowed Money of the Group on a consolidated basis at such time;
17.2.9
"Total Debt to EBITDA Ratio" means, in respect of each Ratio Test Period, the ratio of Total
Debt at the last day of that period to EBITDA for that period;
17.2.10
"Total Debt Service" means the sum of Total Interest and Total Capital Repayments;
17.2.11
"Total Interest" means, in respect of any period, the aggregate accruing during such period
(without duplication and whether or not paid or payable within such period) of, in respect of the
Group on a consolidated basis (and whether or not the principal or capital obligation by reference to which any of the following are determined Is an obligation of the Group):
17.2.11.1 all interest, acceptance commission, guarantee fees and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred in effecting, servicing or maintaining Borrowed
Money;
17.2.11.2 amounts payable (as reduced by amounts receivable) in respect of any Derivatives
Transaction which is an interest rate hedging arrangement entered into to hedge risks arising in the normal course of business; and
17.2.11.3 the interest element of, and ancillary fees payable under, any finance leases.
17.3 All expressions used in the definitions of this clause 17 which are not otherwise defined herein shall be construed in accordance with GAAP.

18.
EVENTS OF DEFAULT
18.1 An Event of Default shall occur if:
18.1.1 the Borrower fails to pay any sum due from it hereunder at the time, in the currency and in the manner specified herein; or
18.1.2 any representation or statement made by any Obligor in any Finance Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading when made; or
18.1.3 any Obligor fails to duly perform or comply with any other obligation expressed to be assumed by it in any Finance Document to which it is a party and such failure is not remedied within 10 (ten) Business Days after the Lender has given written notice thereof to the Borrower; or
18.1.4 any Indebtedness of any Obligor in excess of R5 000 000 (Five Million Rand) is not paid when due, any such Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of any Obligor becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity; or
18.1.5 any Obligor is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its
Indebtedness or makes a general assignment for the benefit of or a composition, or compromise with its creditors; or
18.1.6 any Obligor takes any corporate action or other steps are taken or legal proceedings are started for its winding-up (whether provisional or final), dissolution, administration or re-
organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets; or

18.1.7 any execution or distress Is levied against, or an encumbrancer takes possession of the whole or any part of, the property, undertaking or assets of any Obligor and such Obligor fails within
15 (fifteen) Business Days after becoming aware, or after it should reasonably have become aware, of such execution, distress and/or possession, as the case may be, to take the necessary steps to have such execution, distress and/or possession, as the case may be, set aside and thereafter successfully pursue such steps with due diligence; or
18.1.8 by or under the authority of any government:
18.1.8.1 the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed; or
18.1.8.2 all or a majority of the issued shares of any Obligor or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired;
or
18.1.9 any Obligor repudiates any Finance Document to which it is a party; or
18.1.10 at any time any act, condition or thing required to be done, fulfilled or performed in order:
18.1.10.1 to enable any Obligor lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in any Finance Document to which it is a party;
18.1.10.2 to ensure that the obligations expressed to be assumed by any Obligor in any
Finance Document to which It is a party are legal, valid and binding; or
18.1.10.3 to make any Finance Document to which any Obligor is a party admissible in evidence in South Africa,
is not done, fulfilled or performed; or

18.1.11 at any time it is or it becomes unlawful for any Obligor to perform or comply with all any or all of its obligations under any Finance Document to which it is a party or any of the obligations of any Obligor under any Finance Document to which it is a party are not or cease to be legal, valid and binding; or
18.1.12 any Obligor commits an act of insolvency as defined in the Insolvency Act, No. 24 of 1936 (as amended) or an act defined in terms of Section 344 of the Companies
Act, No. 61 of 1973 (as amended); or
18.1.13 any Obligor is unable to or ceases for any reason whatsoever to conduct its normal line of business in the ordinary and regular manner; or
18.1.14 any Obligor sells, transfers or otherwise disposes of in any one transaction or a series of transactions (whether or not related), a material portion of its business or changes its asset structure and as a result of the disposal, it would in the reasonable opinion of the Lender be unable to perform or observe its obligations under any Finance
Document to which it is a party; or
18.1.15 an event occurs which constitutes a Material Adverse Change.
18.2 Upon the occurrence of an Event of Default or at any time thereafter whilst it is continuing, the
Lender may, without prejudice to any other rights it may have in terms of this Agreement or at law, by written notice to the Borrower declare the Loan to be immediately due and payable
(whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Loan (together with accrued interest thereon and any other sums then owed by the Borrower hereunder)_to be due and payable on demand of the Lender.
18.3 If pursuant to clause 18.2 the Lender declares the Loan to be due and payable on demand of the Lender then, and at any time thereafter, the Lender may by written notice to the Borrower call for repayment of the Loan mutatis mutandis in accordance with clause 18.2 on such date as it may specify in such notice (whereupon the same shall become due and payable on such date, together with accrued interest and any other sums then owed by the Borrower to the
Lender in terms of this Agreement) or withdraw its declaration with effect from such date as it may specify In such notice.

19.
CONSEQUENCE OF POTENTIAL EVENTS OF DEFAULT
19.1 If any Potential Event of Default occurs and is continuing, the Lender shall be entitled, in its sole discretion and without prejudice to any other rights and remedies which the Lender may have under the Finance Documents to:
19.1.1 refuse to make payment of any further as yet undrawn funds available under the
Facility;
19.1.2 take all steps which it regards as desirable in order to strengthen any security interest created or evidenced by the Security Documents: and/or
19.1.3 ask for such other undertakings, security, guarantees and indemnities (Including without limitation cessions, pledges, notarial bonds and undertakings, guarantees and indemnities from third parties) as if deems necessary.
19.2 The Lender shall be entitled to undertake any or all of the actions detailed in clause 19.1 above until the Potential Event of Default is remedied or rectified, or the Potential Event of Default becomes an Event of Default, in which case the provisions of clause 18 shall become applicable.
20.
TAXES
20.1 All payments to be made by me Borrower to the Lender hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholdings is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lender receives and retains (free form any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

20.2 Without prejudice to the provisions of clause 20.1, if the Lender is required to make any payment on account of tax (not being a tax imposed on the net income of the Lender by the
Jurisdiction in which it is incorporated) or otherwise on or in relation to any sum received or receivable by it hereunder (including, without limitation, any sum received or receivable under this clause 20) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, upon demand of the Lender, promptly indemnify the Lender against such payment or liability. together with any interest. penalties and expenses payable or incurred in connection therewith.
20.3 If the Lender intends to make a claim pursuant to clause 20.2, it shall notify the Borrower of the event by reason of which It is entitled to make such claim, provided that nothing herein shall require the Lender to disclose any confidential information relating to the organisation of its affairs.
20.4 The liability of the Borrower to the Lender in terms of this clause 20 will be reduced by any tax credit granted to the Lender in respect of the tax liabilities referred to in this clause 20. The
Lender undertakes to diligently pursue the granting of any such tax credits; provided that, if in the opinion of the Lender it will not be successful in obtaining such tax credits, the Lender will be obliged, on written request by the Borrower to obtain an opinion, at the Borrower's cost by
Senior Counsel of 10 (ten) years' standing regarding whether there is a reasonable prospect of success in any such proceedings. In the event that the aforesaid Senior Counsel's opinion states that there is a reasonable prospect of success the Lender shall be obliged to pursue the granting of such tax credits. The Borrower hereby indemnifies and holds the Lender harmless against, and shall on written demand pay to the Lender, all reasonable costs incurred by the lender in pursuing the granting of such tax credits.
21.
TAX RECEIPTS
21.1 If, at any time. the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner In which such deductions or withholdings are calculated), the Borrower shall promptly notify the Lender.

21.2 if the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender, within 30 (thirty) days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.
22.
INCREASED COSTS
22.1 If, by reason of any change in law or in its interpretation or administration and/or compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority applying to banks generally in South Africa (including, without limitation, a request or requirement which affects the manner in which the Lender or any holding company of the Lender is required to or does maintain capital resources having regard to such Lender's obligations hereunder and to amounts owing to it hereunder):
22.1.1 the Lender or any holding company of the Lender incurs a cost as a result of the Lender's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or advancing the Loan;
and/or
22.1.2 the Lender or any holding company of the Lender is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for the Lender's having entered into and/or performing Its obligations and/or assuming or maintaining a commitment under this Agreement; and/or
22.1.3 there is any increase in the cost to the Lender or any holding company of the Lender of funding or maintaining the Loan; and/or
22.1.4 the Lender or any holding company of the Lender becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of the Lender by the jurisdiction in which it is incorporated and being a tax applying to banks generally in South Africa) on or calculated by reference to the Loan and/or to any sum received or receivable by it hereunder

then the Borrower shall, from time to time on demand of the Lender, promptly pay to the Lender amounts sufficient to indemnify it or any such holding company against, as the case may be:
22.1.5 such cost; or
22.1.6 such reduction in such rate of return (or proportion of such reduction as is attributable to its obligations hereunder); or
22.1.7 such increased cost (or such proportion of such increased cost as is attributable to its funding or maintaining the Loan); or
22.1.8 such liability.
22.2 If the Lender intends to make a claim pursuant to clause 22.1, it shall notify the Borrower in writing of the event by reason of which it is entitled to do so; provided that nothing herein shall require the Lender to disclose any confidential information relating to the organisation of its affairs.
23.
RENUNCIATION OR BENEFITS
The Borrower renounces all benefits of the exceptions of "no value received", "non numeratae pecunia", "non causa debiti", and "errore calculi", the meaning and effect of which it declares and understands.
24.
CERTIFICATE OF INDEBTEDNESS
A certificate signed by any director or manager of the Lender (whose appointment need not be proved)
as to the existence of and the amount of Indebtedness by the Borrower to the Lender, that such amount is due and payable, the amount of interest accrued thereon and as to any other fact. matter or thing related to the Borrower's Indebtedness to the Lender in terms of this Agreement, shall be sufficient proof of the contents and correctness thereof for the purposes of provisional sentence, summary judgment or any other proceedings, shall lie valid as a liquid document for such purpose and shall. In addition, be prima facie proof for purposes of pleading or trial in any action instituted by the Lender arising herefrom.

25.
SET-OFF
The Borrower authorises the Lender to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Lender in satisfaction of any sum due and payable from the
Borrower to the Lender hereunder but unpaid. The Lender shall not be obliged to exercise any rights given to it by this clause 25.
26.
CESSION AND ASSIGNMENT
26.1 At any time after the Advance Date, the Lender may cede, assign and/or delegate all or any part of its rights, benefits and/or obligations, as the case may be, under any Finance Document to which it is a party without the consent of the Borrower, provided that the cessionary shall be a recognised financial institution. To the extent that any splitting of claims arising as a consequence of any such cession, assignment and/or delegation, as the case may be, the
Borrower hereby consents to such splitting of claims.
26.2 The Lender may disclose to any actual or potential assignee or to any person who may otherwise enter into contractual relations with !he Lender in relation to this Agreement such information about the Borrower as the Lender shall consider appropriate; provided that prior to disclosing such information the Lender shall procure that such person provides a written undertaking to the
Borrower to maintain the confidentiality of such information.
27.
INTEREST ON ARREAR AMOUNTS AND INDEMNITY
27.1 Interest calculated at the Arrear Interest Rate shall accrue on the outstanding balance of all amounts due and payable but unpaid by the Borrower from time to time in terms of this
Agreement. Such interest shall be calculated on a daily basis from the due date of each such overdue amount to (but excluding) dale of payment thereof and shall be compounded monthly in arrears and shall be paid by the Borrower on demand.

27.2 The Borrower hereby indemnifies and holds the Lender harmless against:
27.2.1 any costs, claim, loss, expense (including legal fees on the scale as between attorney and own client) or liability together with any VAT thereon, which it may sustain or Incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this
Agreement; and
27.2.2 any loss it may suffer as a result of its funding and Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more Of the provisions hereof.
28.
FEES AND EXPENSES
28.1
Raising Fees
The Borrower shall pay to the Lender a raising fee equal to 0,5% (zero comma five percent) of the Loan Amount (excluding VAT), such fee to be paid on the Signature Date.
28.2
Commitment Fee
The Borrower shall, unless the Loan Amount is advanced in accordance with the provisions of clause 6, pay to the Lender a Commitment Fee calculated on the Loan Amount from day to day from 8 May 2003 to the date of Financial Close, such commitment fee to be calculated at the rate of 50% (fifty percent) of the Applicable Margin per annum on the Loan Amount from day to day
(excluding VAT) and payable on the Advance Date.
28.3
Expenses
28.3.1 The Borrower shall pay to, or at the direction of, the Lender all reasonable expenses, if any, (including legal expenses on the scale as between attorney and own client, printing and out-of-pocket expenses) incurred by the Lender in connection with the negotiation, preparation and completion of the Finance Documents and any related documents, including without limitation all fees and expenses payable to the Legal Adviser including the cost of registering security (if applicable), within 30 (thirty) days of invoice.

28.3.2 The Borrower shall on demand pay to, or at the direction of, the Lender all expenses
(including legal and out-of-pocket expenses on the attorney and own client scale), charges and disbursements and fees of a like nature, including all taxes, incurred by the Lender in preserving, enforcing or defending, or attempting to preserve, enforce or defend, any of its rights under the Finance Documents or any such related documents, save where the
Borrower successfully disputes that the Lender is entitled to enforce any such rights.
28.4
Stamp Duty
The Borrower shall pay all stamp, documentary and other similar duties and taxes to which any of the Finance Documents or any such related documents may be subject or give rise and indemnifies the Lender from and against any losses or liabilities which the Lender may incur as a result of any delay or omission by the Borrower to pay any such duties or taxes.
28.5
Value Added Tax
The amounts stated in the Finance Documents to be payable by the Borrower are exclusive of
VAT and accordingly the Borrower shall pay on demand:
28.5.1 any VAT property chargeable in respect of services to the Borrower as contemplated by any of the Finance Documents (including any VAT chargeable by the
Lender under the Finance Documents); and
28.5.2 any VAT chargeable in the case of goods or services supplied to, or other costs, fees and expenses incurred by, the Lender in connection with the Finance Documents and which are to be met by the Borrower or in respect of which the Borrower has agreed to indemnify the Lender.

29.
NOTICES AND DOMICILIA
29.1
Notices
29.1.1 Each Party chooses the addresses set out opposite its name below as its addresses to which any written notice in connection with this Agreement may be addressed.
29.1.1.1
Lender:
187 Rivonia Road
Morningside
SANDTON
Telefax No.:(011)302-1311
Attention: Head of Resource and
Project Finance
29.1.1.2
Borrower:
Block 27
Randfontein Office Park
Cnr Main Reef Road and Ward Avenue
RANDFONTEIN
Telefax No.: (01l)692-3879
Attention: The Company Secretary
29.1.2 Any notice or communication required or permitted (o be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.
29.1.3 Either Party may by written notice to the other Party change its chosen address and/or telefax number for the purposes of clause 29.1.1 to any other address and/or telefax number, provided that the change shall become effective on the fourteenth day after the receipt of the notice by the addressee.
29.1.4 Any notice to a Party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen physical address in terms of clause 29.1.1, shall be deemed to have been received on the day of delivery.
29.1.5 Any notice by telefax to a Party at its telefax number shall be deemed to have been received on the first Business Day after the date of transmission.

29.1.6 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.
29.2
Domicilia
29.2.1 Each of the Parties chooses its physical address referred to In clause 29.1 as its domicilium citandi et executanti at which documents in legal proceedings in connection with this Agreement may be served.
29.2.2 Either Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa;
provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Party pursuant to clause 29.1.4 or 29.1.5, as the case may be.
30.
GOVERNING LAW
The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.
31.
JURISDICTION
The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the
Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.
32.
SEVERABILITY
Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. !n particular, and without limiting the generality of the aforegoing, the
Parties Hereto acknowledge their Intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

33.
GENERAL
33.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.
33.2 No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.
33.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.
33.4 No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or stop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.
33.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of alt such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.
33.6 Save as is specifically provided in this Agreement, no Party shall be entitled to cede, assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties affected by such transfer of rights or obligations, which consent may not unreasonably be withheld or delayed.

34.
COUNTERPARTS
This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
SIGNED at SANDTON on 08 MAY 2003
AS WITNESSES: FOR AND ON BEHALF OF
NEDBANK LIMITED
ACTING THROUGH ITS CAPITAL MARKETS DIVISION
DULY AUTHORISED THERETO:
Signature:     / A Taljaard/  / AD Du Plessis/
Name:            Anton Taljaard AD Du Plessis
Position:        Head: Resource & Project Finance Divisional Director
SIGNED at SANDTON on 08 MAY 2003
AS WITNESSES: FOR AND ON BEHALF OF
HARMONY GOLD MINING COMPANY LIMITED
DULY AUTHORISED THERETO:
Signature: / F Abbott/
Name: Frank Abbott
Position: Financial Director

SCHEDULE 1
CONDITIONS {TC "SCHEDULE 1 : CONDITIONS" L1}
Part 1: Advance Condition Documents
1. A copy, certified a true copy by a duly authorised officer of each Obligor, of a board resolution of each
Obligor approving the execution and performance of the Finance Documents, (to which it is a party and the terms and conditions thereof and authorising a named person or persons to sign the Finance
Document to which it is a party and any documents to be delivered by each Obligor pursuant thereto.
2. A certificate of a duly authorised officer of each Obligor setting out the names and signatures of the persons authorised to sign, on behalf of each Obligor, the Finance Documents to which it is a party and any documents to be delivered by each Obligor pursuant thereto.
3. The original Guarantee signed by the Guarantors.
4.
A legal opinion from Cliffe Dekker Inc. addressed to the Lender relating, inter alia. to the due execution by each Obligor of the Finance Documents to which it is a party and the authority of each Obligor to enter into the Finance Documents to which it is a party.
5. A certificate of a duly authorised officer of the Borrower stating that:
5.1 the representations and warranties given by the Borrower in clause 13 of this Agreement shall be correct in all material respects at Financial Close;
5.2 no Event of Default or Potential Event of Default shall have occurred at the dale of Financial Close which is continuing;
5.3 all suspensive conditions to the Sale of Shares Agreement have been fulfilled or waived.
6. A certified copy of the Sale of Shares Agreement.
Part 2: Advance Conditions
The Lender shall only be obliged to make the first Advance in terms of this Agreement if:
1 no Event of Default of Potential Event of Default shall have occurred or be continuing;
2 the warranties and representations made in clause 13 of this Agreement shall be correct and will be correct in all material respects immediately after the making of the first Advance;
3 all of the suspensive conditions to the Sale of Shares Agreement have been fulfilled; and
4 the Borrower has transferred an amount of US$79 000 000 (Seventy Nine Million United States Dollars)
to an account with the Lender as provided for in clause 15.1.1.

SCHEDULE 2
THE GUARANTORS {TC "SCHEDULE 2 : THE GUARANTORS" L1}
Evander Gold Mines Limited
Randfontein Estates Limited
Kalahari Goldridge Mining Company Limited
Lydenburg Exploration Limited

SCHEDULE 3
DISCLOSED ENCUMBRANCES {TC "SCHEDULE 3 : DISCLOSED ENCUMBRANCES" l1}
1. Security over gold held in the Harmony Refinery and Beneficiation Centre in favour of BAE
Systems plc securing Indebtedness under a loan agreement dated 2 March 2001 in respect of the US$9 million facility referred to in paragraph 1 of Schedule 4 to this Agreement, evidenced by a Notarial Covering Bond dated 22 March 2001; and
2. The pledge of shares in Clidet No 383 (Proprietary) Limited, securing the Borrower's indebtedness under the loan agreement referred to in paragraph 4 of Schedule 4.

SCHEDULE 4
DISCLOSED INDEBTEDNESS{TC "SCHEDULE 4 : DISCLOSED INDEBTEDNESS" L1}
1. US$9 million facility granted by BAE Systems plc.
2. R35 million facility granted by Industrial Development Corporation of South Africa Limited for
the purpose of financing gold enhancement equipment of which no amount has been drawn down.
3. R1,2 billion Senior Unsecured 13% Bonds due on 14 June 2006.
4. R500 million facility granted by the Lender (formerly BOE Bank Limited) for the purpose of financing the acquisition by Clidet No 383 (Proprietary) Limited of the Freegold business of
Anglogold Limited, of which R375 million remains outstanding.